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                                                                     EXHIBIT (d)

                                    SPECIMEN

CERTIFICATE                                                          NUMBER OF
  NUMBER                                                              SHARES

___________                                                          _________

                     SCUDDER RREEF REAL ESTATE FUND II, INC.

                Organized Under the Laws of the State of Maryland
                                  Common Stock
                            $.01 Par Value Per Share

This certifies that _______ is the owner of ____________ fully paid and non-assessable shares of Common Stock, $.01 par value per share, of Scudder RREEF Real Estate Fund II, Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this ____ day of ________ A.D. 200_.

__________________________________       SCUDDER RREEF REAL ESTATE FUND II, INC.
As Transfer Agent and Registrar [Seal]

By:                                      By:

______________________                   ______________________ [Seal]
Authorized Signature                     President

                                         ______________________
                                         Assistant Secretary

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FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto
_______________ shares of Common Stock, represented by this Certificate, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer said shares on the books of the within named Fund with full power of substitution in the premises.

Dated: _______________

In presence of

_________________________                                    __________________

         The Corporation will furnish to any stockholder on request and without charge a full statement of the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and, if the Corporation is authorized to issue any preferred or special class in series, of the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Any such request should be addressed to the Secretary of the Fund.